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                                                                    Exhibit 23.3
                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Humboldt Bancorp on Form S-4 of our report, dated January 12, 2001, with respect to the consolidated financial statements of Humboldt Bancorp included in and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to our Firm under the caption "Experts" in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement.

                                                         /s/Richardson & Company
                                                         -----------------------
Sacramento, California
October 20, 2003